Exhibit 10.23

Airspan Networks Inc.

CONVERTIBLE NOTE PURCHASE AGREEMENT

August 6, 2015

Airspan Networks Inc.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made as of the 6th day of August, 2015 by and between Airspan Networks Inc., a Delaware corporation (the “Company”) and the purchaser listed on Exhibit A attached to this Agreement (the “Purchaser”). Capitalized terms not otherwise defined shall have the meanings ascribed to such terms in Section 8 of this Agreement.

RECITALS

The Company desires to issue and sell, and the Purchaser desires to purchase, a convertible promissory note in substantially the form attached to this Agreement as Exhibit B (the “Note”) which shall be convertible on the terms stated therein into Equity Securities of the Company (as defined in the Note). The Note and the Equity Securities issuable upon conversion or exercise thereof (and the securities issuable upon conversion of such Equity Securities) are collectively referred to herein as the “Securities.”

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Purchase and Sale of Note.

(a) Sale and Issuance of Note. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser a Note in the principal amount set forth opposite such Purchaser’s name on Exhibit A at the Closing (as defined below). The purchase price of the Note shall be equal to 100% of the principal amount of such Note.

(b) Closing; Delivery.

(i) The purchase and sale of the Note shall take place at the office of the Company, at 11:00 a.m. PDT, on August 6, 2015, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(ii) At the Closing, the Company shall deliver to the Purchaser the Note to be purchased by such Purchaser against (1) payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company and (2) delivery of counterpart signature pages to this Agreement and the Note.

2. Share Purchase Agreement. The Purchaser understands and agrees that the conversion of the Note into Equity Securities of the Company will require such Purchaser’s execution of certain agreements relating to the purchase and sale of such securities as well as any rights relating to such Equity Securities in accordance with the terms of the Note.

3. Covenants of the Company. The Company hereby covenants to: (1) cause the proceeds from sale of the Note to be used only for operating the Company and its affiliates; and (2) notify the Purchaser as soon as reasonably practicable of the occurrence of any litigation, arbitration or administrative proceedings relating to any Group Company’s assets, business or income.

4. Representations and Warranties of the Company. The Company hereby represents to the Purchaser that:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

(b) Authorization. The Agreement, the Note and the shares issuable upon conversion of the Note have been duly authorized by all necessary action on the part of the Company. The Agreement and the Note, when executed and delivered by the Purchaser, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Valid Issuance of Securities. The Note and the shares issuable upon conversion of the Note, when issued, sold and delivered in accordance with the terms hereof or the Note, as applicable, for the consideration expressed herein or therein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable securities laws and liens or encumbrances created by or imposed by such Purchaser. Based in part upon the representations of the Purchaser in Section 5 of this Agreement and subject to the provisions of Section 4(d) below, the Note and the shares issuable upon conversion of the Note will be issued in compliance with all applicable federal and state securities laws.

(d) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable U.S. state and federal law which may be made in compliance with such laws following the Closing.

(e) Litigation. Except as set forth in the Disclosure Schedule delivered by the Company to the Purchaser concurrently with the execution and delivery of this Agreement (the “Disclosure Schedule”), there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending against any Group Company, or, to the Company’s knowledge, currently threatened against any Group Company or any officer, director or employee of any Group Company (in their capacity as such). None of the Group Companies, and to the Company’s knowledge, none of their officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental or Regulatory Authority (in the case of officers or directors, such as would affect any Group Company). There is no action, suit or proceeding by any Group Company pending or which any Group Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any Group Company’s employees, their services provided in connection with the business of the Group Companies, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

(f) Intellectual Property.

(i) Each Group Company owns or possesses sufficient legal rights to all Intellectual Property used in connection with the business of such Group Company as currently conducted or proposed to be conducted (the “Group Company IP”) without any conflict with, or infringement of, the rights of others. No product or service marketed or sold (or currently proposed to be marketed or sold) by any Group Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, except as set forth in the Disclosure Schedule, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to any Group Company IP, nor is any Group Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property and processes of any other Person. Except as set forth in the Disclosure Schedule, none of the Group Companies has received any communications alleging that any Group Company has violated or, by conducting its business, would violate any of the Intellectual Property or processes of any other Person. To the Company’s knowledge, no third party is violating or infringing any Group Company IP. The Group Companies have taken reasonable measures to protect the proprietary nature of the Group Company IP.

(ii) None of the Group Companies is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of such Group Company or that would conflict with the business of such Group Company. Neither the execution or delivery of this Agreement, nor the carrying on of a Group Company’s business by the employees of such Group Company, nor the conduct of such Group Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(iii) Each Group Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the business of such Group Company. To the Company’s knowledge, it will not be necessary to use any inventions of any of the Group Companies’ employees or consultants (or Persons it currently intends to hire) made prior to their employment by any Group Company. None of the Group Companies has embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any general public license, lesser general public license or similar license arrangement, or otherwise uses any such code in the conduct of its business as currently conducted or as proposed to be conducted. The Company was a member of the WiMAX Forum, but otherwise none of the Group Companies is a member of, has made any contribution to, or otherwise participated in, a standards body nor is it obligated, as a result of any such activities, to grant or offer any third party any license or right to Group Company IP, or otherwise restricted in its ability to assert any rights to Group Company IP.

(g) Compliance with Other Instruments.

(i) Each Group Company is, and at all times has been, in compliance in all material respects with all Laws and Orders that are applicable to it or to the conduct or operation of the business of the Group Companies as now conducted and as presently proposed to be conducted or the ownership or use of any of their respective assets, the violation of which would have a Material Adverse Effect.

(ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Group Company of, or a failure on the part of such Group Company to comply with, any Law or Order the violation of which would have a Material Adverse Effect or (B) to the Company’s knowledge, may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iii) All approvals of a Governmental or Regulatory Authority required for the due and proper establishment and operation of each of the Group Companies have been obtained or otherwise completed and are in full force and effect.

(iv) None of the Group Companies has received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law or Order or (ii) any actual, alleged, possible, or potential obligation on the part of such Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(v) None of the Group Companies nor any director, officer, agent, employee, or any other Person associated with or acting for or on behalf of such Group Company, has, directly or indirectly (A) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, regardless of form, whether in money, property, or services (1) to obtain favorable treatment in securing business, (2) to pay for favorable treatment for business secured or (3) to obtain special concessions or for special concessions already obtained, for or in respect of such Group Company in violation of any Law where any Group Company does business or (B) established or maintained any fund or asset that has not been recorded in the books and records of such Group Company.

(vi) None of the Group Companies is in violation of its business license, memorandum of association or articles of association, as appropriate, or equivalent constitutive documents as in effect, the violation of which would result in a Material Adverse Effect.

(vii) Assuming the execution and delivery of the Subordination Agreement by the parties thereto and the consent of Square 1 Bank to the issuance of the Note and the other transactions contemplated hereunder (the “Square 1 Consent”), the execution, delivery, and performance of the Agreement and the Note by the Company and the consummation of the transactions contemplated hereby or thereby do not and will not (A) result in any violation of, be in conflict with, require a consent under, or constitute a default under, with or without the passage of time or the giving of notice or otherwise, (1) any provision of the business license, memorandum of association or articles of association, as appropriate, or equivalent constitutive documents of any Group Company as in effect at the Closing, the violation of which would result in a Material Adverse Effect, (2) any provision of any Order to which any Group Company is a party or by which it is bound, the violation of which would result in a Material Adverse Effect, (3) any material contract of a Group Company, including without limitation, the Square 1 Loan Agreement, the violation of which would result in a Material Adverse Effect, or (4) any Law applicable to any Group Company, the violation of which would result in a Material Adverse Effect; (B) accelerate or constitute an event entitling the holder of any indebtedness of any Group Company to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness; (C) cause any Group Company to be in default of its obligations under any indebtedness agreement; or (D) result in the creation of any encumbrance upon any of the properties or assets of any Group Company.

(h) Title to Property and Assets. The property and assets that each Group Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for liens under the Square 1 Loan Agreement, statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair ownership or use of such property or assets by the Group Companies. With respect to the property and assets it leases, each Group Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets and liens under the Square 1 Loan Agreement. All properties and assets of each Group Company are in a good state of repair and in good working condition other than any normal wear and tear. None of the assets of any Group Company is a state-owned asset, and inasmuch, none of the assets of any Group Company is required by applicable Law to undergo any form of valuation procedure prior to the consummation of the transactions contemplated by this Agreement.

(i) Financial Statements. The Company has delivered to the Purchaser its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal year ended December 31, 2014 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of June 30, 2015, and the audited financial statements (including balance sheet, income statement and statement of cash flows) of the Company for the fiscal year ended December 31, 2013 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, none of the Group Companies has any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2014, (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under US GAAP to be reflected in the Financial Statements that were prepared in US GAAP, which, in all such cases, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(j) Tax Returns and Payments. There are no local or foreign taxes due and payable by any Group Company which have not been timely paid. There are no accrued and unpaid local or foreign taxes of any Group Company which are due, whether or not assessed or disputed. Except as set forth in the Disclosure Schedule, there have been no examinations or audits of any tax returns or reports by any applicable local or foreign governmental agency with respect to any Group Company. Each Group Company has duly and timely filed all national, provincial, federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(k) Insurance. Each of the Group Companies has in full force and effect casualty and general liability insurance policies in such amounts of coverage similar to those amounts maintained by companies of similar size in the same or similar business as the Group Companies.

(l) Labor Agreements and Actions. None of the Group Companies is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and, to the Company’s knowledge, no labor union has requested or has sought to represent any of the employees, representatives or agents of any Group Company which could have a Material Adverse Effect. There is no strike or other labor dispute involving any Group Company pending or threatened which could have a Material Adverse Effect, nor is any Group Company aware of any labor organization activity involving its employees. Each Group Company has complied in all material respects with all applicable employment Laws and with other Laws related to employment. Except as set forth in the Disclosure Schedule, no employee of any Group Company has been granted the right to continued employment by such Group Company or to any compensation following termination of employment with such Group Company. None of the Group Companies is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with any Group Company, nor does any Group Company have a present intention to terminate the employment of any officer, key employee or group of employees. None of the Group Companies has made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in such Group Company’s books and records. Except as set forth in the Disclosure Schedule, none of the Group Companies had any employee whose employment was terminated and who has not entered into an agreement with such Group Company providing for the full release of any claims against such Group Company or any officer, director, employee or other related party of any Group Company arising out of such employment.

(m) Proprietary Information, Invention Assignment and Non-Competition Agreement. Except as set forth in the Disclosure Schedule, each research and development employee of each of the Group Companies has executed an agreement with the Group Company regarding proprietary information and assignment of inventions. None of the Group Companies is aware that any of its present or former research and development employees is in violation thereof.

(n) Permits. Each Group Company has all material franchises, permits, licenses, approvals, authorizations and any similar governmental authority necessary for the conduct of the business of such Group Company as now conducted and as proposed to be conducted, the lack of which could have a Material Adverse Effect (the “Material Licenses”). The Material Licenses are, and will remain, in full force and effect for not less than one (1) year after the Closing. No other license is necessary for, or otherwise material to, the conduct of the business by any Group Company. The consummation of the transactions contemplated under this Agreement will not result in the termination or revocation of any of the Material Licenses. None of the Group Companies is in default in any material respect under any of its Material Licenses and has not received any written notice relating to the suspension, revocation or modification of any such Material Licenses.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

(a) Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in manners that would require the issuance of the Securities to be registered under the Securities Act. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c) Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d) Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e) No Public Market. The Purchaser understands that, other than trading of the Company’s common stock on the OTC Pink® marketplace, no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist or continue for the Securities.

(f) Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(g) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(h) No Bad Actor Disqualification. Neither the Purchaser, nor any of its directors, executive officers, other officers participating in the issuance of the Securities, general partners or managing members, or any of the directors, executive officers or other officers participating in the issuance of the Securities of any such general partner or managing member is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D promulgated under the Securities Act (a “Disqualification Event”), except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of Regulation D promulgated under the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof.

6. Conditions of the Purchaser’ Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of any applicable jurisdiction, including but not limited to the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(c) Square 1 Consent. The Company shall have received the Square 1 Consent and provided a copy thereof to the Purchaser.

7. Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(c) Subordination Agreement an Square 1 Consent. The Subordination Agreement shall be in full force and effect and the Company shall have received the Square 1 Consent.

8. Definitions.

“Governmental or Regulatory Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Companies” means the Company and any controlled affiliate of the Company (each, a “Group Company”).

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights, and (ix) any other intellectual property or proprietary rights.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental or Regulatory Authority.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, prospect, property or results of operations of the Company or any other Group Company.

“Order” means any injunction, judgment, decree, order, ruling, assessment or writ of any Governmental or Regulatory Authority.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Square 1 Loan Agreement” means that certain Loan and Security Agreement, dated as of August 15, 2011, among Square 1 Bank, the Company, Airspan Networks (SG) Inc., Airspan Communications Limited and Airspan Networks Pty Limited, as amended through the date hereof.

“Subordination Agreement” means that certain debt subordination agreement, to be dated as of the date of this Agreement, between the Purchaser and Square 1 Bank.

9. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. Any dispute under this Agreement that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in The Borough of Manhattan of the City of New York, State of New York, and each party consents to the exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute. Each party further consents to personal jurisdiction in the courts mentioned in the prior sentence. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth in the Note or as subsequently modified by written notice.

(f) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 9(f) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Page Follows]

The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

AIRSPAN NETWORKS INC.

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

PURCHASER:

Golden Wayford Limited

By:	/s/ Vincent Lo
Name:	Vincent Lo
Title:	Authorized Signatory

Exhibit A - Schedule of Purchaser

Exhibit B - Form of Promissory Note

Disclosure Schedule

EXHIBIT A

SCHEDULE OF PURCHASER

Name of Purchaser	Original Principal Amount of Note

Golden Wayford Limited	$10,000,000.00

Total	$10,000,000.00

A-1

EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE PROMISSORY NOTE

$10,000,000	August 6, 2015

Hong Kong

For value received, Airspan Networks Inc., a Delaware corporation (the “Company”), promises to pay to Golden Wayford Limited (the “Holder”), the principal sum of ten million US Dollars (US$10,000,000). Subject to that certain debt subordination agreement, dated as of August 6, 2015, between the Holder and Square 1 Bank (the “Subordination Agreement”), interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 8% per annum, compounded annually. This Note contains substantially identical terms and conditions issued pursuant to that certain Convertible Promissory Note Purchase Agreement dated August 6, 2015 (the “Purchase Agreement”). This note is referred to herein as the “Note.” This Note is subject to the following terms and conditions. Capitalized terms used herein and not defined shall have the meaning set forth in the Purchase Agreement.

1. Interest. Unless sooner paid upon a Repayment Event, accrued interest under this Note with respect to each calendar year shall be payable by the February 1 immediately following such calendar year; provided, however, that if such payment is prohibited under the Subordination Agreement, such accrued interest shall be added to the principal balance hereof on such February 1 and such accreted principal balance shall continue to bear interest at the rate set forth herein.

2. Maturity. Subject to Section 3, except as may be prohibited by the Subordination Agreement, unless sooner paid, principal and any accrued but unpaid interest under this Note shall be due and payable upon the earliest to occur of the following (a “Repayment Event”): (a) at any time after February 16, 2016 (the “Maturity Date”), (b) upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company and (c) a “Liquidation” (as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date this Note was issued) prior to the conversion of this Note pursuant to Section 3, except for a merger or share exchange effected exclusively for the purpose of changing the domicile of the Company.

3. Conversion.

(a) Conversion. The entire principal amount of this Note and accrued interest on this Note may be converted, under discretion of the Holder, wholly or partially into shares of the Company’s equity securities (the “Equity Securities”) issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $50,000,000.00 in the aggregate (excluding the conversion of the Note) (the “Next Equity Financing”) consummated prior to, on or after the Maturity Date. Such conversion right shall expire if not exercised within three (3) months of the closing of the Next Equity Financing. In the event that the lead investor in the Next Equity Financing is not a holder of Equity Securities of the Company on the date hereof or an affiliate thereof (a “Related Investor”), then the number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus accrued interest by (ii) 80% of the price per share of the Equity Securities, rounded to the nearest whole share, and the issuance of such shares of Equity Securities upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing; provided, however, that in the event such Next Equity Financing is consummated after the Maturity Date, the entire principal amount of, and accrued interest on, this Note may be converted into such number of Equity Securities as is obtained under discretion of the Holder by dividing (i) the entire principal amount of this Note plus accrued interest by (ii) 67% of the price per share of the Equity Securities, rounded to the nearest whole share, and the issuance of such shares of Equity Securities upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing. In the event that the lead investor in the Next Equity Financing is a Related Investor, then regardless of whether the Next Equity Financing is consummated before or after the Maturity Date, the number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (1) the entire principal amount of this Note plus accrued interest by (2) 100% of the price per share of the Equity Securities, rounded to the nearest whole share, and the issuance of such shares of Equity Securities upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing. Upon such conversion of this Note, the Holder hereby agrees to execute and deliver to the Company all transaction documents related to the Next Equity Financing, including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a lock-up agreement in connection with an initial public offering), and having terms and conditions not less favorable to the Holder than those contained in the agreements as may be entered into by the other purchasers of the Equity Securities in the Next Equity Financing.

(b) Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

4. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to the principal amount. Subject to the provisions of the Subordination Agreement, prepayment of this Note may not be made without the prior written consent of the Holder.

5. Seniority. This Note is subject to the Subordination Agreement and is subordinated in right of payment to all indebtedness of the Company arising under that certain Loan and Security Agreement, dated as of August 15, 2011, among Square 1 Bank, the Company, Airspan Networks (SG) Inc., Airspan Communications Limited and Airspan Networks Pty Limited, as amended through the date hereof (the “Square 1 Loan Agreement”), whether existing on the date hereof or hereafter arising. This Note shall rank pari passu with the most senior existing debt of the Company that does not arise under the Square 1 Loan Agreement.

6. Transfer; Successors and Assigns. The Holder shall have the right to transfer this Note freely and without consent of the Company; provided, however, that the transfer of this Note by the Holder may only be effected if the transferee becomes a party to the Subordination Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

8. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

9. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, each Holder and each transferee of any Note.

10. Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

11. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

12. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

[Signature Page Follows]

COMPANY:

AIRSPAN NETWORKS INC.

By:
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer
Address:	777 Yamato Road, Suite 310, Boca Raton, Florida 33431

AGREED TO AND ACCEPTED:

Golden Wayford Limited

By:
Name:
Title:

Address:

DISCLOSURE SCHEDULE

[Schedule omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule will be furnished to the SEC upon request.]

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